UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 10, 2004

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

UCDP FINANCE, INC.
(Exact name of Registrants as specified in its charter)

Florida Florida	59-3128514 42-1581381
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1000 Universal Studios Plaza Orlando, FL	32819-7610
(Address of principal executive offices)	(Zip code)

(407) 363-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 9.    Regulation FD Disclosure

A.	Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 9 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 9 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

B.	Supplemental Information

On August 10, 2004, the Registrant held a telephonic conference call. During the call, the following information was discussed by Michael J. Short, Principal Financial Officer, Universal City Development Partners, Ltd.

ATTENDANCE

Welcome to our second quarter earnings conference call. I am especially pleased to be speaking with you today as this is our fifth quarter of consecutive year to year growth in attendance. Our second quarter attendance was favorable 17 percent, which continued the solid trends we reported in the first quarter. This increase in attendance was driven by a 16 percent growth in unique visitors and an increase in the number of days admission per visitor from 1.59 in 2003 to 1.60 in 2004. On a June year-to-date basis, our attendance is favorable 16 percent. Both the first and second quarter had records for theme park attendance, up 1 percent and 2 percent respectively, over the prior record, which occurred in 2000. We showed strength from each of our points of origin during the second quarter. Our attendance from the outer United States market was favorable 14 percent. In addition, our attendance from the international market was favorable 31 percent, while our attendance from the Florida market, which benefited from our annual pass program and new rides, was up 9 percent.

As we begin to wind down from our peak summer period, leading indicators remain strong. The consumer sentiment was up to 96.7 in July. Aside from geopolitical risk, all indicators point to continued strength in our visitation numbers.

RESULTS OF OPERATIONS

Let's now discuss our financial results. I will first discuss our second quarter results in detail and then provide a few general comments related to June year-to-date. Overall, our second quarter was phenomenal. Versus prior year, we were favorable $42.6 million, or 21 percent, in revenue; and $25.0 million, or 53 percent in EBITDA.

Our revenue increase was influenced by several factors. Pass, merchandise and food revenues increased $33.7 million, or 22 percent. This was a result of the favorable attendance results I mentioned earlier and increased pricing. Other revenue was also favorable $8.9 million, or 19 percent, which was driven primarily by value-added product initiatives in the park and revenue growth at both CityWalk and Universal Parks & Resorts Vacations. Total costs and operating expenses increased largely due to our higher volume. Expenses were unfavorable $17.7 million, or 10 percent. Included in this variance is $5.3 million accrued to fund performance related incentives. Net interest was favorable more than $5.0 million, or 15 percent. This was primarily due to prepaying more than $145.0 million on our senior secured credit agreement during the past 12 months.

Turning to year-to-date, results were excellent. Versus prior year, our results were favorable $72.7 million, or 21 percent, in revenue; and $36.8 million, or 52 percent, in EBITDA. Further reflecting strong margin performance, our EBITDA as a percent of revenue increased to 26 percent in 2004 versus 21 percent in 2003.

LIQUIDITY AND CAPITAL RESOURCES

During the first half of 2004, we generated $108.4 million in cash flows from operating activities, which was favorable $22.3 million versus prior year. This was influenced primarily by both favorable operating results and the timing of our working capital. We also spent $11.8 million in investing activities. This included $16.0 million in capital additions, offset primarily by $3.7 million in proceeds generated from a sale of undeveloped land. Total cash flows from operating and investing activities totaled $96.6 million.

At the end of June, we continued to hold a strong liquidity position, with cash of almost $77.0 million and total liquidity of $171.8 million. This includes the impact of us making more than $127.0 million in prepayments on our senior secured credit agreement during the first six months of 2004, which led to having a June 2004 total debt balance of $1,048.6 million. In addition, in July, we made prepayments totaling $45.0 million, which allowed us to eliminate our debt amortization on our senior secured credit agreement until December 2005.

As you know, we have started to pay the current portion of special fees to our NBC Universal partner related to Universal Studios Florida. We cannot start paying the deferred portion of the special fees related to Universal Studios Florida until our last twelve month funded debt ratio is below 4 times (pro forma after making the payment). At the end of June, our funded debt ratio was slightly above 4.0, which is a substantial improvement from when we refinanced our debt early last year.

OUTLOOK

July 2003 had been an all time record month for us. Accordingly, we are extremely pleased that this July has significantly outperformed prior year, making it our new "best month ever". Compared to last July, attendance was favorable about 15 percent; with revenue showing growth in excess of 15 percent.

Finally, at the net income line, July year-to-date results are almost $50.0 million favorable versus prior year. As a result, our net loss on a rolling 12-month basis is approaching breakeven for the first time since the opening of Islands of Adventure.

C.	Forward-Looking Information

Certain statements appearing in this Current Report on Form 8-K are "forward-looking statements." Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this report, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" or future conditional verbs, such as "will," "should," "could," or "may" and variations of such words or similar expressions, are intended to identify forward-looking statements. Because these forward-looking statements are subject to numerous risks and uncertainties, our actual results may differ materially from those expressed in or implied by such forward-looking statements. Some of the risks and uncertainties that may cause such differences include, but are not limited to, risks and uncertainties relating to a general economic downturn; the dependence of our business on air travel; the risks inherent in deriving substantially all of our revenues from one location; our dependence on Universal Studios, Inc. and its affiliates; the loss of key distribution channels for pass sales; competition within the Orlando theme park market; publicity associated with accidents occurring at theme parks; the loss of material intellectual property rights used in our business; and the seasonality of our business. There may also be other factors that may cause our actual results to differ materially from those expressed in or implied by any forward-looking statements contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

Date: August 10, 2004	By: /s/ Michael J. Short
Name: Michael J. Short Title:Principal Financial Officer

UCDP FINANCE, INC.

Date: August 10, 2004	By: /s/ Michael J. Short
Name: Michael J. Short Title:Treasurer (Principal Financial Officer)